MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Minaro Corp.

We consent to the use of our report dated April 11, 2019 with respect to the financial statements of Minaro Corp. as of January 31, 2019 and for the period from March 14, 2017 (inception) through January 31, 2018 and the related statements of operations, shareholders’ deficit and cash flows for the period ended January 31, 2019 and for the period from March 14, 2017 (inception) through January 31, 2018 and to the use of our report dated March 27, 2019 with respect to the financial statements and the related statements of operations, shareholders’ deficit and cash flows for the period ended January 31, 2019 and for the period from March 14, 2017 (inception) through January 31, 2018.  We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Michael Gillespie & Associates, PLLC

Seattle, Washington

September 9, 2020

/S/ Michael Gillespie & Associates, PLLC